ACQUISITION MEDIA, INC.
  #388 - 145 Tyee Drive, Point Roberts, Washington, USA 98281 Tel: 416-894-4403
                               Fax: 905-469-8904



                     BUSINESS CONSULTING SERVICES AGREEMENT

         THIS BUSINESS CONSULTING SERVICES AGREEMENT ("Agreement") is made and entered into in duplicate and shall be effective on October 1, 2002 ("Effective Date"), by and between ACQUISITION MEDIA, INC. ("Corporation" or "Company"), and Bryan M. Dear ("Consultant") whose address is Suite 508 - 4438 West 10th Avenue, Vancouver, British Columbia, V6R 4R8 Canada.

                                    RECITALS

         A. It is the desire of the Corporation to engage the services of the Consultant to consult with the Corporation regarding certain opportunities available to the Corporation and other relevant matters relating to the business of the Corporation;

         B. Consultant has experience in development stage enterprises and has developed relationships, which could benefit the Corporation;

         C. It is the desire of the Consultant to so consult with the Board of Directors of the Corporation ("Board") and the officers of the Corporation concerning those matters;

         D. Corporation and Consultant specifically agree that the services provided by Consultant will not relate to or involve, in any way, promoting the Corporation's stock, assisting the Corporation in raising investment funds or any other activities which prevent the use of a Registration Statement on Form S-8 to register the compensation provided for under Section 5 of this Agreement;

         E. The Consultant is willing to accept such engagement, on the terms set forth in this Agreement.

         NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES, COVENANTS AND UNDERTAKINGS HEREIN SPECIFIED AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES AGREE WITH EACH OTHER AS FOLLOWS:

         1. Term of Agreement. The respective duties and obligations of the parties shall commence on the Effective Date and shall continue until and terminated exactly nine (9) months after the Effective Date.

         2.   Consultant's Engagement.

              a) The Consultant shall advise and consult with the Company's
                Board of Directors and Executive Officers, at reasonable times, regarding the Company's merger and acquisition strategies, including the evaluation of targets and restructuring of transactions;

              b) The Consultant shall seek strategic partners to deliver technical, production and marketing assistance to the Company;

              c) Subject to executive and board approval, the Consultant shall seek to recommend new Executive Officers and/or Board Members, to assist in the execution of the Company's business.


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

                             ACQUISITION MEDIA, INC.
  #388 - 145 Tyee Drive, Point Roberts, Washington, USA 98281 Tel: 416-894-4403
                                Fax: 905-469-8904


         3. Management Power of Consultant. The business affairs of the Corporation and the operation of business of the Corporation shall be conducted by the officers and administrative staff and employees of the Corporation. It is the intention of the Corporation not to confer on the Consultant, and the Consultant shall not have, any power of direction, management, supervision or control of the administrative staff or other employees of the Corporation or to otherwise be involved with the management of the business of the Corporation.

         4. Authority to Contract. The Consultant shall have no power to, and the Consultant shall not, obligate the Corporation in any manner whatsoever to any contract, agreement, undertaking, commitment or other obligation.

         5. Compensation. For the performance of the services to be rendered to the Corporation pursuant to the provisions of this Agreement, the Consultant shall receive from the Corporation 285,000 shares of the Corporation's common stock. The Company shall prepare and file a Registration Statement or Form S-8 with the S.E.C. for purposes of registering the S-8 shares under the Securities Act of 1933, as amended.

         6. Services of Consultant Not Exclusive. The Consultant may represent, perform services for, and be employed by, any additional persons as the Consultant, in the Consultant's sole discretion, determines to be necessary or appropriate.

         7. Confidential Information and Company Documents. The Service Provider shall not, during the term of this Agreement, nor at any time thereafter:

              a) divulge or communicate Confidential Information to any person, company, business entity or other organization;

              b) use for its own purposes or for any purposes other than those on behalf of the Company, or through any failure to exercise due care and diligence, cause any unauthorized disclosure of, any trade secrets or Confidential Information relating to the Company and its clients. These restrictions shall cease to apply to any information, which is or becomes generally available to the public other than as a result of any act or default on the part of the Service Provider.

         "Confidential Information" shall include any information relating to the Company, its subsidiaries, its clients, suppliers and their terms of business, details of customers, marketing plans and sales forecasts, financial information, results and forecasts (to the extent that these are not included in published audited accounts), details of employees and officers and of the remuneration and benefits paid to them, information relating to research activities, investors, secret processes, designs, formulae and product lines, any information which the Service Provider is told in confidence by customers, suppliers or other persons.

         Any notes, memoranda, records, lists of customers and suppliers and employees, correspondence, documents, computers an other disk and tape, data listing, codes, designs and drawings and other documents and material whatsoever (whether made or created by the Service Provider or otherwise) relating to business of the Company (and any copies of the same) and which have come into the possession of the Service Provider in relation to this Agreement:

              a) Shall be and remain the property of the Company, and ;
              b) Shall be surrendered by the Service Provider on demand.




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

                             ACQUISITION MEDIA, INC.
  #388 - 145 Tyee Drive, Point Roberts, Washington, USA 98281 Tel: 416-894-4403
                                Fax: 905-469-8904


         Upon termination of this Agreement the Service Provider shall deliver up to the Company all Confidential Information and any copies (however stores) and in relation thereto, and any other property belonging to the Company which is in the Service Provider's possession.



         8. Relationship Created. The Consultant is not an employee of the Corporation for any purpose whatsoever, but is an independent contractor. The Consultant is not, by virtue of this Agreement, and shall for any purpose be deemed to be hereunder, an officer, employee, agent or affiliate of the Company. The services to be rendered by the Consultant pursuant to this Agreement, do not include the services or activities of an "investment adviser", as that term is defined by U.S./ Canadian, federal state, or provincial laws, and in performing services under this Agreement, the Consultant shall not be deemed to be an "investment adviser" under such laws. The Corporation is interested only in the results obtained by the Consultant, who shall have the sole and exclusive control of the manner and means of performing pursuant to this Agreement. The Corporation shall not have the right to require the Consultant to collect accounts, investigate customer or shareholder complaints, attend meetings, periodically report to the Corporation, follow prescribed itineraries, keep records of business transacted, make adjustments, conform to particular policies of the Corporation, or do anything else which would jeopardize the relationship of independent contractor between the Corporation and the Consultant. All expenses and disbursements, including, but not limited to, those for travel and maintenance, entertainment, office, clerical and general administrative expenses, that may be incurred by the Consultant in connection with this Agreement shall be borne and paid wholly and completely by the Consultant, and the Corporation shall not be in any way responsible or liable therefore.

         9. Indemnification. Each party shall save the other party harmless from and against and shall indemnify the other party for any liability, loss, costs, expenses, or damages however caused by reason of any injury (whether to body, property, or personal or business character or reputation) sustained by any person or to any person or to property by reason of any act, neglect, default, or omission of such party or any of such party's agents, employees, or other representatives, and, such party shall pay any and all amounts to be paid or discharged in case of an action or any such liability less costs, expenses, or damages. If either party is sued in any court for damages by reason of any of the acts of the other party referred to in this Paragraph 8, such other party shall defend said action (or cause same to be defended) at such other party's own expense and shall pay and discharge any judgment that may be rendered in any such action; if such other party fails or neglects to so defend in said action, the party sued may defend the same and any expenses, including reasonable attorneys' fees, which such party may pay or incur in defending said action and the amount of any judgment which such party may be required to pay as a result of said action shall be promptly reimbursed upon demand.

         10. Governmental Rules and Regulations. The provisions of this Agreement are subject to any and all present and future orders, rules and regulations of any duly constituted authority having jurisdiction of the relationship and transactions contemplated by the provisions of this Agreement.

         11. Entire Agreement. This Agreement is the final written expression and the complete and exclusive statement of all the agreements, conditions, promises, representations, warranties and covenants between the parties with respect to the subject matter of this Agreement, and this Agreement supersedes all prior or contemporaneous agreements, negotiations, representations, warranties, covenants, understandings and discussions by and between and among the parties, their respective representatives, and any other person, with respect to the subject matter specified in this Agreement. This Agreement may be amended only by an instrument in writing which expressly refers to this Agreement and specifically states that such instrument is intended to amend this Agreement and is signed by each of the parties.




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

                             ACQUISITION MEDIA, INC.
  #388 - 145 Tyee Drive, Point Roberts, Washington, USA 98281 Tel: 416-894-4403
                                Fax: 905-469-8904


         12. Number and Gender. Whenever the singular number is used in this Agreement, and when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders, and vice versa; and the word "person" shall include corporation, firm, trust, estate, joint venture, governmental agency, sole proprietorship, political subdivision, company, congregation, organization, fraternal order, club, league, society, municipality, association, joint stock company, partnership or other form of entity.

         13. Execution in Counterparts. This Agreement may be prepared in multiple copies and forwarded to each of the parties for execution. All of the signatures of the parties may be affixed to one copy or to separate copies of this Agreement and when all such copies are received and signed by all the parties, those copies shall constitute one agreement which is not otherwise separable or divisible.

         14. Assignability. Neither party shall sell, assign, transfer, convey or encumber this Agreement or any right or interest in this Agreement or pursuant to this Agreement, or suffer or permit any such sale, assignment, transfer or encumbrance to occur by operation of law without the prior written consent of the other party.

         15. Consent to Agreement. By executing this Agreement, each party represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement.

         IN WITNESS WHEREOF the parties have executed this Business Consulting Agreement in duplicate and in multiple counterparts, each of which shall have the force and effect of an original, on the date specified in the preamble of this Agreement.


         ACQUISITION MEDIA, INC.                  BRYAN M. DEAR


         By: Richard Wilk                         /s/ Bryan Dear
            -----------------------------------   ------------------------------
            Richard Wilk, President & Director


         Date: Oct. 1, 2002                       Date:  Oct. 1, 2002
             ----------------------------------       --------------------------